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                                                                     Exhibit 4.3

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                       CONVERTIBLE BRIDGE PROMISSORY NOTE


$__________.00                                  Date of Issuance:  ____________



         Subject to the terms and conditions of this Bridge Note, for good and valuable consideration received, CALYPTE BIOMEDICAL CORPORATION, a Delaware corporation, (the "COMPANY"), promises to pay to TRILOBITE LAKES CORP., a Delaware corporation (the "HOLDER"), whose address is Suite 14 Silverside
Carr Executive Center, Wilmington, Delaware 19089-1375., the principal amount of ___________________dollars ($__________.00), which principal amount the Company acknowledges as having been received by the Company from the Holder on the date hereof, plus simple interest accrued on unpaid principal from the date of this Bridge Note until paid, at the rate of six and seventy-five one hundredths percent (6.75%) per year.

         This promissory note is one of a series of Convertible Bridge Promissory Notes (collectively, the "BRIDGE NOTES") totaling (as to this Bridge Note and such other Bridge Notes together, regardless of when issued) up to a maximum of one million dollars ($1,000,000.00) in principal amount, which other Bridge Notes are identical to this Bridge Note except as to the principal amount, interest rate, and issuance date thereof, that are issued pursuant to that certain Bridge Loan Agreement dated as of March 2, 2000, to which the Holder and the Company are parties (the "BRIDGE AGREEMENT").

         The following is a statement of the rights of the Holder and the terms and conditions to which this Bridge Note is subject, to which the Holder, by acceptance of this Bridge Note by such Holder's signature below, agrees:

         1.       PAYMENT.

                  (a) OBLIGATION. The outstanding principal under this Bridge Note and the accrued interest thereon will be due and payable on May 30, 2000, if prior thereto this Bridge Note is not converted, pursuant to Section 2 hereof, into Financing Automatic Conversion Shares (as defined in Section 2(a) hereof). All payments of principal and/or interest under this Bridge Note will be made at the address of the Holder set forth above or at such other address as is provided by the Holder to the Company in writing.

                  (b) EQUAL RANKING OF BRIDGE NOTES. Each of the Bridge Notes, including this Bridge Note, will rank equally among themselves as to payment. No payment of any amount of principal and/or interest under this Bridge Note will be paid by the Company to the Holder unless an amount, prorated among all of the Bridge Notes in proportion to the principal amount of each Bridge Note, is simultaneously paid to the Holder with respect to the other Bridge Notes.

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                  (c) PREPAYMENT. The Company may prepay this Bridge Note in whole or in part at any time without penalty. Prepayments will be applied to accrued but unpaid interest first and then to unpaid principal. Any prepayments made by the Company on this Bridge Note or on any of the other Bridge Notes will be made simultaneously on this Bridge Note and on all of the other Bridge Notes in an amount prorated among all of the Bridge Notes in proportion to the principal amount of each Bridge Note.

         2.       CONVERSION.

                  (a)      AUTOMATIC CONVERSION.

                           (i)      CERTAIN DEFINITIONS. For purposes of this
Bridge Note, (A) the "NEXT EQUITY FINANCING" means the sale by the Company of shares of its Common Stock to a group of subscribing investors, under a Common Stock Purchase Agreement dated as of March 2, 2000, having an aggregate purchase price of all such shares so issued of up to twelve million dollars ($12,000,000.00), including in such aggregate amount the amount of this Bridge Note and of all other Bridge Notes converted at such closing, and (B) the date of the closing of the Next Equity Financing is hereinafter referred to as the "FINANCING AUTOMATIC CONVERSION DATE".

                           (ii)     AUTOMATIC CONVERSION. If the Financing
Automatic Conversion Date occurs prior to the date upon which payment of this Bridge Note is due, then on the Financing Automatic Conversion Date all outstanding principal and accrued interest under this Bridge Note (and under all other Bridge Notes) automatically will convert (the "FINANCING AUTOMATIC CONVERSION"), on the Financing Automatic Conversion Date, into shares of Common Stock of the Company (the "FINANCING AUTOMATIC CONVERSION SHARES"), at the same price and on the same terms and conditions as the shares sold in the Next Equity Financing.

                  (b) MECHANICS AND EFFECT OF CONVERSION. The conversion of this Bridge Note into the Financing Automatic Conversion Shares, pursuant to
Section 2(a) hereof, will be deemed to have been made immediately at the closing of the Next Equity Financing on the Financing Automatic Conversion Date and the Holder will be treated for all purposes as the record holder of such Financing Automatic Conversion Shares on the Automatic Conversion Date. Upon such conversion of this Bridge Note, the Company will be forever released from all of its obligations and liabilities under this Bridge Note. No fractional shares will be issued upon any such conversion of this Bridge Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay the cash value of that fractional share to the Holder, as provided herein. The Company will give prompt written notice to the Holder and to the holder of the other Bridge Note, of the proposed Financing Automatic Conversion Date. The Company will furnish to the Holder, a reasonable period of time before the proposed Financing Automatic Conversion Date, all agreements and materials supplied to investors in the Next Equity Financing who are purchasing shares in the Next Equity Financing in an aggregate purchase price equal to or greater than the amount of principal and accrued interest to be converted hereunder (the "FINANCING DOCUMENTS"). The Holder will surrender this Bridge Note on or before the Financing Automatic Conversion Date, as set forth in the Company's notice thereof, at the principal offices of the Company or its transfer agent together with the executed signature page(s) to the stock purchase documents and agreements applicable to the Next Equity Financing as requested by the Company. The Company will, as soon as practicable thereafter, issue and deliver to the Holder (i) a certificate or certificates for the number of Financing Automatic Conversion Shares to which such Holder is entitled, bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel of the Company, and (ii) if applicable, a check payable to the Holder for any cash amounts payable for any fractional share resulting from the conversion of this Bridge Note.


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         3.       USE OF PROCEEDS. The full proceeds of this Bridge Note will be used by the Company for operating capital (subject to the provisions of Section
4 of the Bridge Agreement).

         4. GOVERNING LAW. This Bridge Note will be governed by and construed in accordance with the laws of the State of California, excluding that body of law relating to conflict of laws.

         5. WAIVER. The Company hereby waives diligence, presentment, demand, protest and notice of dishonor.

         6. COLLECTION EXPENSES. If suit is brought for collection of this Bridge Note, the Company will pay all reasonable expenses, including reasonable fees and costs of attorneys, incurred by the Holder in connection therewith whether or not such suit is commenced or is prosecuted to judgment.

                                           CALYPTE BIOMEDICAL CORPORATION



                                           By:
                                              ---------------------------------
                                                Name:
                                                     --------------------------
                                                Title:
                                                      -------------------------


AGREED AND ACCEPTED:

TRILOBITE LAKES CORP.

By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------
Date signed March __, 2000

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